Exhibit 23.3

CONSENT OF INDEPENDENT AUDITORS

We consent to the reference of our firm under the caption “Experts” and to the use of our report dated June 27, 2013, except Note 2, as to which the date is February 2, 2015, in Amendment No. 1 to the Proxy Statement of Pacific Ethanol, Inc. that is made a part of this Registration Statement (Form S-4 No. 333-201879) and related Prospectus of Pacific Ethanol, Inc. for the registration of its common stock non-voting common stock.

/s/ Ernst & Young LLP

St. Louis, Missouri

April 2, 2015